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                                                                    EXHIBIT 4(B)

                              DECLARATION OF TRUST
                                       OF
                           ILLINOIS POWER FINANCING I


         DECLARATION OF TRUST, dated as of October 17, 1995 (this "Declaration of Trust"), by and among Illinois Power Company, an Illinois corporation, as Sponsor, and Larry F. Altenbaumer, Daniel L. Mortland and Wilmington Trust Company, a Delaware banking corporation, not in their individual capacities but solely as trustees of the Trust, as defined below (collectively, the "Trustees"). The Sponsor and the Trustees hereby agree as follows:

         1. The trust created hereby shall be known as "Illinois Power Financing I" (the "Trust"), in which name the Trustees, or the Sponsor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

         2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trustees the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Sponsor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the benefit of the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801 et seq., as it may be amended from time to time, or any successor legislation (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in the form attached hereto.

        3. The Sponsor and the Trustees will enter into an amended and restated Declaration of Trust, satisfactory to each such party and substantially in the form included as an exhibit to the 1933 Act Registration Statement (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Declaration of Trust, the Trustees shall not have any duty or obligation hereunder or with respect of the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

        4. The Sponsor and the Trustees hereby authorize and direct the Sponsor, as the sponsor of the Trust, (i) to file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust (a) a Registration Statement on Form S-3 (the "1933 Act Registration Statement"), including all pre-effective and post-effective amendments thereto, relating to the registration of the Preferred Securities of the Trust under the Securities Act of 1933, as amended, and (b) a Registration Statement on Form 8-A (the "1934 Act Registration Statement"), including all pre-effective and post-effective amendments thereto, relating to the registration of the Preferred Securities of the Trust under Section 12(b) of the Securities Exchange Act of 1934, as amended; (ii) to file with the New York Stock Exchange and execute on behalf of the Trust a listing application and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on the New York Stock Exchange; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities of "Blue Sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable; and (iv) to execute on behalf of the Trust that certain Underwriting Agreement among the Trust, the Sponsor and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the Underwriters named in such Underwriting Agreement, substantially in the form included
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as an exhibit to the 1933 Act Registration Statement.  In the event that any filing referred to in clauses (i)-(iii) above is required by the rules and regulations of the Commission, the New York Stock Exchange or state securities or blue sky laws, to be executed on behalf of the Trust by the Trustees, Larry
F. Altenbaumer and Daniel L. Mortland, in their capacities as Trustees of the Trust, are hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that Wilmington Trust Company, in its capacity as Trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the New York Stock Exchange or state securities or blue sky laws. In connection with all of the foregoing, the Sponsor and each Trustee other than Wilmington Trust Company, solely in his capacity as Trustee of the Trust, hereby constitutes and appoints Larry F. Altenbaumer, as his true and lawful attorney-in-fact, and agent, with full power of substitution and resubstitution, for the Sponsor or such Trustee or in the Sponsor's or such Trustee's name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to the 1933 Act Registration Statement and the 1934 Act Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Sponsor or such Trustee might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, shall do or cause to be done by virtue hereof.

       5. This Declaration of Trust may be executed in one or more counterparts.

       6. The number of Trustees initially shall be three (3) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of Trustees; provided, however, that the number of Trustees shall in no event be less than three (3); and provided, further that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any Trustee at any time. The Trustees may resign upon thirty (30) days prior notice to the Sponsor.

        7. Notwithstanding any other provision of this Declaration of Trust, Wilmington Trust Company, in its capacity as Trustee of the Trust, shall not be entitled to exercise any of the powers, nor shall Wilmington Trust Company, in its capacity as Trustee of the Trust, have any duties and responsibilities of the other Trustees described in this Declaration of Trust. Wilmington Trust Company, in its capacity as Trustee of the Trust, shall be a Trustee for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Business Trust Act.

        8. No Trustee, any affiliate of any Trustee or any officers, directors, shareholders, members, partners, employees, representatives or agents of any Trustee or any employee or agent of the Trust or its affiliates (each, an "Indemnified Person" and collectively, the "Indemnified Persons"), shall be liable, responsible or accountable, in damages or otherwise, to the Trust or any other Indemnified Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Declaration of Trust or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions.





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        9.    To the fullest extent permitted by applicable law,
the Sponsor shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Declaration of Trust, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence or willful misconduct with respect to such acts or omissions.

        10. To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Sponsor prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Sponsor of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in Section 9.

        11. Wilmington Trust Company may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust, the Sponsor and the other Trustees shall have no rights by virtue of this Declaration of Trust in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or
improper.   Wilmington Trust Company shall not be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and Wilmington Trust Company shall have the right to take for its own account (individually or as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Wilmington Trust Company may engage or be interested in any financial or other transactions with the Sponsor or any affiliate of the Sponsor, or may act on any committe or body of holders of securities or other obligations of the Sponsor or its affiliates.

        12. This Declaration of Trust shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).



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        IN WITNESS WHEREOF, the parities hereto have caused this
Declaration of Trust to be duly executed as of the day and year first above written.



                                                  ILLINOIS POWER COMPANY,
                                                  as Sponsor


                                                  By:  /s/ Larry F. Altenbaumer
                                                  -----------------------------
                                                  LARRY F. ALTENBAUMER,
                                                  Vice President


                                                  WILMINGTON TRUST COMPANY,
                                                  not in its individual capacity
                                                  but solely as Trustee


                                                  By:  /s/ Emmett R. Harmon
                                                  -----------------------------
                                                  EMMETT R. HARMON,
                                                  Vice President


                                                  /s/ Larry F. Altenbaumer
                                                  -----------------------------
                                                  LARRY F. ALTENBAUMER,
                                                  not in his individual capacity
                                                  but solely as Trustee



                                                  /s/ Daniel L. Mortland
                                                  -----------------------------
                                                  DANIEL L. MORTLAND,
                                                  not in his individual capacity
                                                  but solely as Trustee